EX-99.B11b
                                            COUNSEL'S CONSENT

SPECIAL COUNSEL'S CONSENT

Lou Holland Growth Fund

Re: Post-Effective Amendment No. 3 to the Registration Statement on Form N-1A FILE NOS. 3333-00935 AND 811-7533

We have acted as special counsel to The Lou Holland Trust, a Delaware business trust, regarding the federal securities laws applicable to the above-captioned Registration Statement. We hereby consent to the reference to us in the Registration Statement filed today with the Securities and Exchange Commission.

             Very truly yours,

             /s/ Jorden Burt Boros Cicchetti Berenson & Johnson LLP

             JORDEN BURT BOROS CICCHETTI BERENSON & JOHNSON LLP





THE LOU HOLLAND TRUST